EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation of our reports on the consolidated financial statements and the financial statement schedules of WPL Holdings, Inc. included in this WPL Holdings, Inc. Form 10-K into WPL Holdings, Inc.'s previously filed Registration Statements on Form S-8 (Nos. 33-6671, 2-78551 and 33-52215) and Form S-3 (No. 33-21482).




   ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   March 17, 1997